Exhibit 99.1

DATE: November 22, 2010

FOR IMMEDIATE RELEASE

MICHAEL BOGUSKI NAMED TO EASTERN INSURANCE HOLDINGS, INC.’S

BOARD OF DIRECTORS

Lancaster, Pa. Eastern Insurance Holdings, Inc. (“EIHI” or the “Company”) (Nasdaq: EIHI) announced today that its President and Chief Operating Officer, Michael L. Boguski, has been appointed to serve on the Company’s Board of Directors, with a term as director commencing immediately.

Mr. Boguski has served as EIHI’s President and Chief Operating Officer and as a member of the board of the Company’s operating subsidiaries since EIHI’s inception as a public company in June 2006. He has been with the Eastern organization since the inception of the workers’ compensation insurance operation in 1997. As previously announced, Mr. Boguski will assume the position of President and Chief Executive Officer effective January 1, 2011, when current CEO Bruce Eckert transitions to become Vice Chairman of the Company’s Board of Directors.

“Michael has played a key leadership role within the Company since its inception, and has been an integral part of EIHI’s strong strategic and operational performance,” said Robert McAlaine, Chairman of EIHI. “His proven expertise and 24 years of experience in the property and casualty industry will help our Board to continue to build shareholder value and achieve our corporate objectives.”

Mr. Boguski earned a degree in Business Management from Bloomsburg University and holds a Chartered Property-Casualty Underwriter designation. He is a member of the Young Presidents Organization (YPO) and currently serves as the Finance Officer for the YPO Keystone Chapter.

EIHI operates through its subsidiaries a domestic casualty insurance group specializing in workers’ compensation, a third-party claims administration company and a specialty reinsurance company. EIHI has service offices in Pennsylvania, North Carolina, Indiana and Tennessee. EIHI’s Web address is http://www.eihi.com.

FORWARD LOOKING STATEMENTS

Some of the statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “project,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms or other similar terminology. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. No assurance can be given that management’s expectations, beliefs or projections will occur or be achieved or accomplished. Factors that could affect the Company’s actual results include, among others, the fact that our loss reserves are based on estimates and may be inadequate to cover our actual losses; the uncertain effects of emerging claim and coverage issues on our business; an inability to obtain or collect on our reinsurance protection; a downgrade in the A.M. Best rating of our insurance subsidiaries; the impact of extensive regulation of the insurance industry and legislative and regulatory changes; a failure to realize our growth strategies and investment objectives; the further deterioration in the fixed income and equity security markets, the effects of intense competition; the loss of one or more principal employees; the geographic concentration of our business; the failure of independent insurance brokers to adequately market our products; and other factors described in our filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statements.

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SOURCE:	Eastern Insurance Holdings, Inc.
CONTACT:	Kevin Shook, Treasurer and Chief Financial Officer, (717) 735-1660, kshook@eains.com